EXHIBIT 99.1

Media Contacts:
Marilyn Gerber
Managing Director
Adam Friedman Associates LLC
Phone: 212-981-2529, ext. 11
marilyn@adam-friedman.com

Analysts International Reports Q2 2007 Results; Company Ahead of Plan,
Reiterates Profitability in Early 2008
Company Announces 1 Million Share Stock Repurchase Program

Minneapolis, MN – July 25, 2007– Analysts International (NASDAQ: ANLY) reported the results for its second quarter ended June 30, 2007.  Revenues totaled $89.2 million for the quarter, compared to $87.9 million for the same quarter in 2006.  For the quarter, the Company reported a net loss of $(723,000), or $(.03) per diluted share, including approximately $600,000 of special charges related to employee terminations and consultancy fees, compared to a net loss of  $(258,000) or $(.01) per diluted share during the second quarter of 2006.

For the six months ended June 30, 2007, the Company reported revenues of $178.4 million compared to $174.7 million for the first half of 2006.  The net loss for the period was $(2,750,000) or $(.11) per diluted share compared to a net loss of $(4,000), or $(0.00) per diluted share for the same period in 2006.

“Throughout the second quarter, we have made considerable progress in moving the company forward,” stated Mike LaVelle, President and CEO.  “We have improved operating results, strengthened our balance sheet, installed new management, strengthened key client relationships, implemented daily operating and performance standards and strengthened our sales capabilities.  With these accomplishments, we are positioning the Company to take advantage of an improving IT services market, regain market share and to improve the return to our shareholders going forward.”

Analysts International also announced that its Board of Directors has authorized the repurchase of up to 1 million shares of Analysts International common stock.  The timing of the shares to be repurchased will be based on several factors, including the price of the common stock, general market conditions, corporate and regulatory requirements and alternate investment opportunities. Repurchases may be made in the open market or through private transactions, in accordance with SEC requirements.  The repurchase plan may be modified or suspended at any time.

“The Board of Directors is confident management will be able to execute on the profitability goals included in our recovery plan while making the investments necessary to position the Company for the future.  With this confidence, the Board believes the use of available liquidity to reduce our outstanding shares will benefit those shareholders who continue to own our Company,” stated Dr. Krzysztof Burhardt, Chairman of the Board.

Analysts will host a conference call tomorrow at 9:30 a.m. CDT to discuss these results in detail and answer questions participants may have.  Interested parties may access the call by dialing 1-888-459-5609 or 1-973-321-1024 for international participants a few minutes before the scheduled start and ask for the Analysts International conference call moderated by Company President and CEO, Mike LaVelle.  The call may also be accessed via the Internet at www.analysts.com, where it will be archived.  Interested parties can also hear a replay of the call from 12:30 p.m. CDT July 26, 2007 until 10:59 p.m. CDT on August 2, 2007, by dialing 1-877-519-4471, or 1-973-341-3080 for international participants and using the access code 9011180.  The Company will also file an 8-K with the Securities and Exchange Commission that will provide a full transcript of the prepared remarks delivered on the call.

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client's IT staffing needs; Solutions Services, which provides business solutions and network infrastructure services; Managed IT Services and Government Solutions. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in this Press Release by the Company, its President and CEO, Michael J. LaVelle, or its Chairman Dr. Krzysztof Burhardt, regarding: (i) the improving IT services market; (ii) management’s expectations with respect to regaining market share and improving operating results, including achieving profitability in early 2008; (iii) implementation of the planned stock repurchase program; and (iv) our ability to successfully implement the Company's new business plan/strategy to achieve profitability goals are forward looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company, Mr. LaVelle or Dr. Burhardt expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) incorrect assumptions by management regarding the state of the IT services market or a downturn in the IT services market or the overall economy in general; (ii) unsuccessful implementation or execution of the Company's new business plan/strategy; (iii) future alternative uses for our cash or alternative competing investment opportunities and (iv) other economic, business, competitive and/or regulatory factors affecting the Company's business generally, including those set forth in Analysts' filings with the SEC, including its Annual Report on Form 10-K for the 2006 fiscal year, especially in the Management's Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to the Company on the date of the Press Release. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in the Press Release to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

 (Financials follow)

Analysts International Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
(in thousands except per share amounts)	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Revenue:
Provided directly	$60,386	$65,375	$123,337	$130,834
Provided through subsuppliers	14,820	14,127	30,942	28,204
Product sales	14,043	8,404	24,077	15,709
Total revenue	89,249	87,906	178,356	174,747

Expenses:
Salaries, contracted services and direct charges	62,315	65,915	128,136	131,110
Cost of product sales	12,790	7,308	21,495	13,752
Selling, administrative and other operating costs	14,545	14,573	30,795	29,065
Amortization of intangible assets	267	266	533	520

Operating (loss) income	(668)	(156)	(2,603)	300
Non-operating income	17	105	24	109
Interest expense	(65)	(199)	(143)	(392)

(Loss) income before income taxes	(716)	(250)	(2,722)	17
Income tax expense	7	8	28	21

Net loss	$(723)	$(258)	$(2,750)	$(4)

Per common share:
Basic loss	$(.03)	$(.01)	$(.11)	$(.00)
Diluted loss	$(.03)	$(.01)	$(.11)	$(.00)

Average common shares outstanding	24,943	24,620	24,847	24,616
Average common and common equivalent shares outstanding	24,943	24,620	24,847	24,616

Analysts International Corporation
Consolidated Balance Sheets

(in thousands)	June 30, 2007 (unaudited)	December 30, 2006
Assets

Current assets:
Cash and cash equivalents	$77	$179
Accounts receivable, less allowance for doubtful accounts	63,255	64,196
Other current assets	4,717	2,484
Total current assets	68,049	66,859

Property and equipment, net	2,747	2,925
Other assets	25,396	26,447
Total assets	$96,192	$96,231

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$27,554	$24,411
Salaries and vacations	8,442	7,416
Line of credit	1,329	2,661
Deferred revenue	1,053	1,267
Restructuring accrual, current portion	116	385
Self-insured health care reserves and other amounts	910	1,670
Deferred compensation	1,271	208
Total current liabilities	40,675	38,018

Non-current liabilities:
Deferred compensation	1,508	2,319
Restructuring accrual	72	160
Other liabilities	175	--
Shareholders’ equity	53,762	55,734
	$96,192	$96,231

Analysts International Corporation
Reconciliation of non-GAAP Financial Measures
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Net loss as reported	$(723)	$(258)	$(2,750)	$(4)
Taxes	7	8	28	21
Depreciation	416	572	892	1,180
Amortization	267	266	533	520
Net interest expense (income)	48	193	119	382
Merger related costs	--	(248)	--	(244)
Severance and consulting related costs	600	--	1,804	--

Adjusted EBITDA*	$615	$535	$626	$1,855

*To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) which is adjusted from results based on GAAP to exclude certain items.  For the 2007 periods, we have excluded costs associated with severance payments made as part of our performance improvement plan and the costs associated with outside consultants engaged by the Board of Directors.  For the 2006 periods we have excluded credits resulting from the reversal of certain accruals associated with our attempted merger with Computer Horizons.  We believe these adjustments are helpful in providing a meaningful comparison between current results and prior reported results.  This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

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